UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: April 28, 2015

(Date of earliest event reported)

PennantPark Floating Rate Capital Ltd.

(Exact name of registrant as specified in its charter)

Maryland	814-00891	27-3794690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

590 Madison Avenue, 15th Floor, New York, NY		10022
(Address of principal executive offices)		(Zip Code)

(212) 905-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 28, 2015, PennantPark Floating Rate Capital Ltd., a Maryland corporation (“PFLT”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with MCG Capital Corporation, a Delaware corporation (“MCG”), PFLT Panama, LLC, a Delaware limited liability company and wholly-owned subsidiary of PFLT (“Merger Sub One”), PFLT Funding II, LLC, a Delaware limited liability company and wholly-owned subsidiary of PFLT (“Merger Sub Two” and together with Merger Sub One, the “Merger Subs”), and solely for certain limited purposes under the Merger Agreement, PennantPark Investment Advisers, LLC, a Delaware limited liability company and PFLT’s external investment adviser (the “Investment Adviser”). The Merger Agreement provides that, upon and subject to, the conditions set forth in the Merger Agreement, Merger Sub One will merge with and into MCG, with MCG continuing as the surviving company as a wholly-owned subsidiary of PFLT (the “Initial Merger”) and, immediately thereafter and as a single integrated transaction, MCG will merge with and into Merger Sub Two (the “Second Merger” and together with the First Merger, the “Merger”). The Merger Agreement has been approved by the board of directors of each of PFLT and MCG.

The stock and cash transaction is currently valued at approximately $175.0 million, or approximately $4.75 per MCG common share at closing.

In the Merger, each outstanding share of MCG common stock (including shares of restricted stock) will be converted into:

•	a number of shares of PFLT common stock (the “Exchange Ratio”) equal to $4.521 divided by the greater of:

•	the net asset value per share of PFLT common stock (computed no more than 48 hours before the effective time of the Merger, excluding Sundays and holidays) (the “PFLT Closing NAV”); and

•	the volume weighted average price per share (calculated to the nearest one-thousandth of one cent) of PFLT common stock on the NASDAQ Global Select Market for the consecutive period of ten trading days concluding at the close of trading on the second trading day immediately preceding the date of the effective time of the Merger (the “Merger Share Price”);

•	$0.226 in cash payable by the Investment Adviser; and

•	if the Merger Share Price is less than the PFLT Closing NAV, an amount in cash payable by the Investment Adviser equal to the lesser of:

•	the Exchange Ratio multiplied by $0.25; and

•	the Exchange Ratio multiplied by the amount by which the Merger Share Price is less than the PFLT Closing NAV.

Under no circumstance will the aggregate cash consideration exceed $11.339 million. No fractional shares of PFLT common stock will be issued, and holders of MCG common stock will receive cash in lieu of fractional shares.

Following the Merger, the size of the PFLT board of directors will be increased by two directors and two members of MCG’s board of directors, Richard Neu and Kenneth O’Keefe, will be added as a Class II director with a term expiring at PFLT’s 2016 annual meeting of stockholders and a Class III director with a term expiring at PFLT’s 2017 annual meeting of stockholders, respectively.

The Merger Agreement, which is included as Exhibit 2.1 to this current report on Form 8-K and incorporated herein by reference, contains customary representations and warranties and covenants of PFLT and MCG, including, among others, covenants relating to the operation of each of PFLT’s and MCG’s businesses during the period prior to the closing of the Merger. PFLT and MCG have agreed to convene and hold meetings of their stockholders for the purpose of obtaining the required approvals of PFLT and MCG’s stockholders, respectively, and have agreed to recommend that their stockholders approve their respective proposals.

The Merger Agreement provides that MCG may not solicit proposals relating to alternative transactions, or, subject to certain exceptions, enter into discussions or negotiations or provide information in connection with any proposal for an alternative transaction. However, the MCG board of directors may, subject to certain conditions, change its recommendation to the MCG stockholders, terminate the Merger Agreement and enter into an agreement with respect to a superior alternative proposal if it determines in good faith, after consultation with its counsel and financial advisors, that the failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties (taking into account any changes to the Merger Agreement proposed by PFLT).

Consummation of the Merger, which is currently anticipated to occur during the third quarter of 2015, is subject to certain customary closing conditions, including (i) requisite approvals of PFLT stockholders and MCG stockholders, (ii) the absence of certain legal impediments to the consummation of the Merger, (iii) effectiveness of the registration statement for the PFLT common stock to be issued as consideration in the Merger and (iv) subject to certain exceptions, the accuracy of the representations and warranties and compliance with the covenants of each party to the Merger Agreement.

The Merger Agreement also contains certain termination rights for PFLT and MCG, including if the Merger is not completed on or before January 28, 2016 or if the requisite approvals of PFLT stockholders or MCG stockholders are not obtained. The Merger Agreement also provides that, upon the termination of the Merger Agreement under certain circumstances, MCG may be required to pay PFLT, or PFLT may be required to pay MCG, a termination fee of $7.0 million.

The Merger Agreement provides that all severance payments and benefits due under the applicable MCG benefit plans (based upon a termination without “cause” or “qualifying termination,” as applicable) shall be paid in full in a lump sum to each employee and former employee of MCG (including MCG’s named executive officers) upon the closing of the Merger, consistent with applicable law.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated into this Current Report on Form 8-K by reference. The exhibits and schedules to the Merger Agreement have been omitted from the attached Exhibit 2.1. Upon request, PFLT shall furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission (the “SEC”).

The representations and warranties and covenants set forth in the Merger Agreement have been made only for the proposes of such agreement and were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any factual information regarding the parties to the Merger Agreement or their respective businesses.

Item 8.01. Other Events.

On April 29, 2015, PFLT and MCG issued a joint press release announcing the entry into the Merger Agreement. The text of the press release is included as Exhibit 99.1 to this Form 8-K and is incorporated by reference hereto.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

This communication is being made in respect of the proposed business combination involving PFLT and MCG. In connection with the proposed transaction PFLT plans to file with the SEC a Registration Statement on Form N-14 that includes proxy statements of PFLT and MCG and that also constitutes a prospectus of PFLT and MCG. The definitive Joint Proxy Statement/Prospectus will be mailed to stockholders of PFLT and MCG, respectively. INVESTORS AND SECURITY HOLDERS OF PFLT AND MCG ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.

Investors and security holders will be able to obtain free copies of the Registration Statement and Joint Proxy Statement/Prospectus (when available) and other documents filed with the SEC by each of PFLT and MCG through the website maintained by the SEC at www.sec.gov. Free copies of the Registration Statement and Joint Proxy Statement/Prospectus (when available) and other documents filed with the SEC can also be obtained on PFLT’s website at www.pennantpark.com and on MCG’s website at www.mcgcapital.com.

PROXY SOLICITATION

PFLT, MCG and their respective directors, executive officers and certain other members of management and employees may be participants in the solicitation of proxies in respect of PFLT and MCG stockholders in favor of the acquisition. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the PFLT and MCG stockholders in connection with the proposed acquisition will be set forth in the Joint Proxy Statement/Prospectus when it is filed with the SEC. You can find information about PFLT’s executive officers and directors in its definitive proxy statement filed with the SEC on November 26, 2014. Information regarding MCG’s directors and executive officers is contained in MCG’s Form 10-K/A filed with the SEC on April 29, 2015. A more complete description will be available in the Registration Statement and the Joint Proxy Statement/Prospectus. You can obtain free copies of these documents from PFLT and MCG in the manner set forth above.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that relate to future events, performance or financial condition of PFLT, MCG and the combined company, management’s future expectations, beliefs, intentions, goals, strategies, plans or prospects. Statements other than statements of historical facts included in this press release may constitute forward- looking statements and are not guarantees of future performance or results and involve a number of known and unknown risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including the ability of the parties to consummate the transaction described in this press release on the expected timeline (or at all), the failure of PFLT or MCG stockholders to approve the proposed merger, the ability to realize the anticipated benefits of the transaction, the effects of disruption on the companies’ business from the proposed merger, the effect that the announcement or consummation of the merger may have on the trading price of the common stock of PFLT or MCG, the combined company’s plans, expectations, objectives and intentions, and the other factors described from time to time in the companies’ filings with the Securities and Exchange Commission. Neither PFLT nor MCG undertakes any duty to update any forward- looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Item 9.01. Financial Statements and Exhibits

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger

99.1	Press release dated April 29, 2015

*	Certain exhibits and schedules to this Exhibit have been omitted in accordance with Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 29, 2015	PENNANTPARK FLOATING RATE CAPITAL LTD.

	By:	/s/ Aviv Efrat
Aviv Efrat
Chief Financial Officer & Treasurer

Exhibit Index

Exhibit No.	Description

2.1* 99.1	Agreement and Plan of Merger Press release dated April 29, 2015

*	Certain exhibits and schedules to this Exhibit have been omitted in accordance with Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.